THIS DOCUMENT IS A COPY OF THE FORM S-3 FILED ON JULY 26, 1996 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


As filed with the Securities and Exchange Commission on July 26, 1996
                                           Registration No. 33-35336
=================================================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
     ____________
FORM S-3

REGISTRATION STATEMENT
Under The Securities Act of 1933
       ____________

THE PEAK TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware                                         22-3028807
(State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

600 Madison Avenue

New York, New York  10022

(212) 832-2833
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Nicholas R.H. Toms
                        Chairman and Chief Executive Officer
                         The Peak Technologies Group, Inc.
                                 600 Madison Avenue
                             New York, New York  10022
                                   (212) 832-2833
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     Copies to:
                               John T. O'Connor, Esq.
                          Milbank, Tweed, Hadley & McCloy
                              1 Chase Manhattan Plaza
                              New York, New York 10005
                                   (212) 530-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _

                          CALCULATION OF REGISTRATION FEE
                         Amount       Proposed    Proposed      Amount of
         Title of        to be        Maximum     Maximum      Registration
         Shares       Registered   Aggregate      Aggregate    Fee
         to be Registered             Price       Offering
                                   Per Unit(1) Price(1)


         Common Stock,
         $.01 Par Value224,727      $20.00      $4,494,540   $1,550.00
                      shs.





(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low prices for the Company's Common Stock reported on the NASDAQ National Market on July 22, 1996.


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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=================================================================





















































          M&A\42777_3









         PROSPECTUS



                     SUBJECT TO COMPLETION, DATED JULY 26, 1996

                         THE PEAK TECHNOLOGIES GROUP, INC.

                                   224,727 SHARES

                                    COMMON STOCK

                                ____________________



                   The 224,727 shares of THE PEAK TECHNOLOGIES GROUP, INC. (the "Company") Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being offered for sale by the holders of the Common Stock named herein under the heading "Selling Stockholders" (the "Selling Stockholders"). The outstanding Common Stock of the Company, including the Common Stock offered hereby, is listed on the NASDAQ National Market ("NASDAQ"). On July 24, 1996, the last reported sale price of the Common Stock on NASDAQ was $1911/16 per share.

                   The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. Any or all of the Common Stock covered by this Prospectus may be sold, from time to time, only by means of ordinary brokerage transactions. See "Plan of Distribution."


                                   ______________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   _____________


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



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                                  _______________


                    The date of this Prospectus is July __, 1996























































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                   The Company is subject to the informational
         requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional office at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of NASDAQ.

                   The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

                                ____________________

                   No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company, the Selling Stockholders set forth under "Selling Stockholders" or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.




                   The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

                   (a)  The Company's Annual Report on Form 10-K for the

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                   fiscal year ended December 31, 1995;

                   (b) The Company's Proxy Statement filed with the Commission on May 1, 1996;

                   (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996; and

                   (d) The description of the Company's Common Stock contained in the registration statement on Form 8-A filed with the Commission on April 17, 1992.

                   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                   The Company will furnish, without charge, to any person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon such person's written or oral request, a copy of any and all of the information filed by the Company that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such copies should be directed to the Company at 9200 Berger Road, Columbia, MD 21046, Attention: Corporate Secretary (telephone number 410-312-6002).



                   The Company is the largest systems integrator and full service value added distributor of bar code based data capture and wireless data communications systems. The Company focuses principally on industrial applications, including warehousing, manufacturing and distribution. The Company's customers are principally end-users, typically large companies and government agencies. The Company markets the products and systems of approximately 50 manufacturers as well as its own proprietary software products and systems. The Company also distributes consumable supplies and accessories, as well as a broad line of printing systems. In addition, the Company provides maintenance, technical support and consulting services covering all of the products and systems which the Company sells.

                   The Company was formed in February 1989 as Logon Holdings, Inc. and changed its name in May 1991. The Company has since expanded its business and product line through acquisitions and internal development. The Company's principal executive

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         offices are located at 600 Madison Avenue, New York, New York
         10022, telephone number (212) 832-2833.

                              MERGERS AND ACQUISITIONS

         ACQUIDATA ACQUISITION

                   On April 3, 1996, the Company acquired Acquidata S.A., a company organized under the laws of France ("Acquidata"), by way of a stock purchase (the "Acquidata Acquisition") pursuant to which the Acquidata Stockholders (as defined below) received shares of Common Stock in exchange for their shares of stock of Acquidata. In connection with the Acquidata Acquisition, on April 3, 1996, the Company entered into a Registration Agreement (the "Acquidata Registration Agreement") with Luc Pariente ("Mr. Pariente"), Paul Antoine Merle ("Mr. Merle), Cesar Zorrilla ("Mr. Zorrilla"), Frederic Migliaccio ("Mr. Migliaccio") and Frederic Bouvard ("Mr. Bouvard", and together with Mr. Pariente, Mr. Merle, Mr. Zorrilla and Mr. Migliaccio, the "Acquidata Stockholders"). Pursuant to the Acquidata Registration Agreement, the Company agreed to register for resale the shares of Common Stock held by the Acquidata Stockholders. The Acquidata Stockholders who are offering shares of Common Stock pursuant to the Registration Statement of which this Prospectus forms a part are referred to herein as the "Acquidata Selling Stockholders."

         BARCODE BC-SYSTEME ACQUISITION

                   On April 4, 1996, the Company acquired Barcode-BC Systeme, a company organized under the laws of Switzerland ("Barcode"), by way of a stock purchase (the "Barcode Acquisition") pursuant to which the Barcode Stockholders (as defined below) received shares of Common Stock in exchange for their shares of stock of Barcode. In connection with the Barcode Acquisition, on April 4, 1996, the Company entered into a Registration Agreement (the "Barcode Registration Agreement") with Heinrich G. Merki ("Mr. Merki"), Willy Steiner ("Mr. Steiner) and Mathias Waldesbuhl ("Mr. Waldesbuhl", and together with Mr. Merki and Mr. Steiner, the "Barcode Stockholders"). Pursuant to the Barcode Registration Agreement, the Company agreed to register for resale the shares of Common Stock held by the Barcode Stockholders. The Barcode Stockholders who are offering shares of Common Stock pursuant to the Registration Statement of which this Prospectus forms a part are referred to herein as the "Barcode Selling Stockholders."

               The Acquidata Selling Stockholders and the Barcode Selling Stockholders are sometimes collectively referred to herein as the "Selling Stockholders."

                                SELLING STOCKHOLDERS

                   The Selling Stockholders have acquired the 224,727 shares of Common Stock offered hereby from the Company pursuant to the above-referenced merger and acquisition transactions.

         ACQUIDATA SELLING STOCKHOLDERS


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                   Pursuant to the Acquidata Registration Agreement, the
         Company agreed to register the shares of Common Stock offered by the Acquidata Selling Stockholders hereunder, and to use its best efforts to maintain such registration statement in effect until April 3, 1998. This Prospectus may not be used in connection with the sale of any shares of Common Stock held by an Acquidata Selling Stockholder at any time after April 3, 1998.

         BARCODE SELLING STOCKHOLDERS

                   Pursuant to the Barcode Registration Agreement, the Company agreed to register the shares of Common Stock offered by the Barcode Selling Stockholders hereunder, and to use its best efforts to maintain such registration statement in effect until April 4, 1998. This Prospectus may not be used in connection with the sale of any shares of Common Stock held by an Acquidata Selling Stockholder at any time after April 4, 1998.


                   The following table sets forth certain information regarding ownership of Common Stock by the Selling Stockholders. Unless otherwise noted below, after the sale of all shares offered hereby none of the Selling Stockholders will own in excess of 1% of the Common Stock outstanding on the date hereof. The Company may from time to time supplement or amend this Prospectus, as required, to provide additional information with respect to the Selling Stockholders.
































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                                SELLING STOCKHOLDERS

               Number of Shares of    Number of Shares     Number of Shares
               Common Stock Owned         of Common        of Common Stock
             Prior to the Offering  Stock Being Offered  Owned After Offering*


       ACQUIDATA SELLING STOCKHOLDERS

       Luc Pariente.........67,364[1]            67,364        0
       Paul Antoine Merle...43,182[2]            43,182        0
       Cesar Zorrilla.......38,000[3]            38,000        0
       Frederic Migliaccio..13,818[4]            13,818        0
       Frederic Bouvard.....10,363[5]            10,363        0

       BARCODE SELLING STOCKHOLDERS

       Henrich G. Merki ....36,400[6]            36,400        0
       Willy Steiner........10,400[7]            10,400        0
       Mathias Waldesbuhl... 5,200[8]             5,200        0

* Calculation of the number of shares of Common Stock assumes the sale of all shares offered hereby. The total number of outstanding shares of Common Stock at June 30, 1996 was 9,261,575. Based upon this number, and assuming the sale of all shares of Common Stock offered hereby, each of the Selling Stockholders will own less than 1% of the Common Stock after completion of the offering.

[1] From October 27, 1992 to April 3, 1996, Mr. Pariente was Chairman of the Board of Acquidata. Mr. Pariente has been the Deputy General Manager of Acquidata since April 3, 1996.

[2] From September 1, 1995 to April 3, 1996, Mr. Merle was the General Manager and a Director of Acquidata. Mr. Merle has been the Administrative Manager of Acquidata since December 1, 1992.

[3]  Mr. Zorrilla has been the Technical Manager of Acquidata since May 4, 1992.

[4]  From October 7, 1991 to April 3, 1996, Mr. Migliaccio was the Products
 Manager of Acquidata. Mr. Migliaccio has been the Services Manager of Acquidata since April 3, 1996.

 [5] From February 3, 1993 to April 3, 1996, Mr. Bouvard was a Director of Acquidata. Mr. Bouvard has been a Sales Manager of Acquidata since
February 3, 1993.

[6]  Mr. Merki has been the General Manager of Barcode since January 1,
 1992.

[7]  Mr. Steiner has been the Product Manager Scanning of Barcode since
 January 1, 1992.

[8] Mr. Waldesbuhl has been the Product and Sales Master of Barcode since May 1, 1992.




                 The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby. Any distribution of shares of the Common Stock by the Selling Stockholders hereunder may be effected from time to time only in one or more "brokers' transactions," as defined in paragraphs (f) and (g) of Rule 144 under the Securities Act, or in transactions directly with a "market maker," as defined in Section 3(a)(38) of the Exchange Act, at market prices prevailing at the time of sale. The outstanding

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       Common Stock of the Company, including the Common Stock offered hereby, is listed on NASDAQ.

                 Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders and any person participating in the distribution of the Common Stock contemplated hereby will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may restrict the timing of purchases and sales of the Common Stock by the Selling Stockholders or any such other person.

                 Pursuant to the Acquidata Registration Agreement and the Barcode Registration Agreement (collectively the "Registration Agreements"), as applicable, the Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities arising under the Securities Act.

                 In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and complied with.

                 Pursuant to the Registration Agreements, the Company has agreed to bear any and all costs, expenses and fees incident to the registration of shares of Common Stock for sale under the Registration Statement of which this Prospectus forms a part, including, among other things, registration and filing fees, fees and expenses incurred in connection with compliance with securities or blue sky laws of the applicable states and fees and disbursements of counsel and independent public accountants for the Company, but excluding the fees and disbursements of counsel to the Selling Stockholders, broker fees and transfer taxes, if any.




                 The legality of the issuance of the Common Stock offered hereby will be passed upon for the Company by Milbank, Tweed, Hadley & McCloy.














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                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

       Item 14.    Other Expenses of Issuance and Distribution.

         An itemized statement of the estimated amount of all expenses in connection with the distribution of the securities registered hereby is as follows:

            Securities and Exchange Commission
              registration fee                 $ 1,550
            Legal Fees and expenses             10,000
            NASDAQ Registration Fee              4,500
            Accounting fees and expenses         5,000
            Miscellaneous                        3,000
                 Total                         $24,050


       Item 15.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of
       Delaware makes provisions for indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Act"). The registrant's Certificate of Incorporation limits the liability of the registrant's directors, and the Registrant's Bylaws provide for the indemnification of its directors, officers, employees and other agents as permitted under Delaware law. In addition, the registrant has entered into Indemnification Agreements with certain of its officers and its directors, pursuant to which the Registrant has agreed to indemnify them to the extent permitted under Delaware law.

       Item 16.  Exhibits

         (a)  Exhibits:

              2.1 Agreement and Plan of Merger dated July 20, 1993 among The Peak Technologies Group, Inc., Airbus Acquisition Corp., Concord Technologies, Inc. and the Shareholders named therein (filed as Exhibit 2.1 to the Company's Form 10-Q for the quarter ended September 30, 1993).

              2.2 Agreement and Plan of Merger dated July 12, 1994, among Navy Acquisition Corp., Naco Data Systems, Inc., Vision Data, Inc., Naco Electronics Corporation, Theodore Leonard and Suzane Lenhard (filed as Exhibit 2.1 to the Company's Form 10-Q for the quarter ended September 30,
                      1994)

                 2.3 Stock Purchase Agreement dated as of October 25, 1994, by and among Jeffrey P. Thomas, The Small Self Administered Pension Scheme known as the Thomas Dependents Scheme, Fenchurch Nominees Ltd. and The Peak Technologies Group, Inc. (filed as Exhibit 2.2 to the Company's Form 10-K for the fiscal year ended December 31, 1994)

                                         II-  1












                 2.4 Agreement and Plan of Merger dated as of January 6, 1995, among Tiger Acquisition Corp., The Peak Technologies Group, Inc., Innovative Products and Peripherals Corporation, Peter Dignan, Brent Felker, Calvin Fidler, Ralph Hubregsen, James Lemmer, Timothy Martin, Marcia Rivedal, Steven Sager, Stacey Strole, Dale Trimble, Dawn Ungerman, Tracy Van Vleet, Ray Villeneuve and Eric White. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on January 12, 1995).

                 2.5 Stock Purchase Agreement dated as of September 25, 1995, by and among Ian Parker, Anders Lundgren and The Peak Technologies Group, Inc. (filed as Exhibit 2.5 to the Company's Registration Statement on Form S-3, File No. 33-80963).

                 2.6 Agreement and Plan of Merger dated as of September 30, 1995, among Alpha II Acquisition Corp., The Peak Technologies Group, Inc., AccuScan, Inc., Robert Travis Collins, David R. Wiedman, David C. Johnson, Eric G. Blumthal, Jeffrey Stuart Collins, Anthony R. Thompson, Reggie P. Johnson, Alton C. Smith, III, Walter Max Fuqua, Jeffrey C. Osborne, Jay A. Steinmetz and Timothy
                      J. Derrickson. (filed as Exhibit 2.4 to the Company's Registration Statement on Form S-3, File No. 33-80963).

                 2.7 Asset Purchase Agreement dated as of October 20, 1995 by and among Dytec, Inc., Gregory R. Schmidt, Gregory
                      P. Floyd, Port Acquisition Corp. and The Peak Technologies Group, Inc. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on December 21, 1995, as amended).

                 4.1 Registration Agreement dated July 20, 1993, among The Peak Technologies Group, Inc., Scott Arnold, Donald Way, Raymond England, Michael Ross, Stephen Fowler and Michael Renaud (filed as Exhibit 2.3 to the Company's Form 10-Q for the quarter ended September 30, 1993).

                 4.2 Registration Agreement dated as of October 25, 1994, among The Peak Technologies Group, Inc., Jeffrey P. Thomas, The Small Self Administered Pension Scheme known as the Thomas Dependents Scheme and Fenchurch Nominees Ltd. (filed as Exhibit 4.3 to the Company's Form 10-K for the fiscal year ended December 31, 1994)

                 4.3 Registration Agreement dated January 6, 1995, among The Peak Technologies, Inc., Peter Dignan, Brent Felker, Calvin Fidler, Ralph Hubregsen, James Lemmer, Timothy Martin, Marcia Rivedal, Steven Sager, Stacey Strole, Dale Trimble, Dawn Ungerman, Tracy Van Vleet, Ray Villeneuve and Eric White. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on January 12, 1995).

                 4.4 Registration Agreement dated September 30, 1995, among The Peak Technologies Group, Inc., Robert Travis Collins, David R. Wiedman, David C. Johnson, Eric G.

                                         II-  2











                      Blumthal, Jeffrey Stuart Collins, Anthony R. Thompson, Reggie P. Johnson, Alton C. Smith, III, Walter Max Fuqua, Jeffrey C. Osborne, Jay A. Steinmetz and Timothy
                      J. Derrickson. (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3, File No. 33-80963).

                 4.5 Registration Agreement dated as of October 16, 1995, among The Peak Technologies Group, Inc., Ian Parker and Anders Lundgren. (filed as Exhibit 4.5 to the Company's Registration Statement on Form S-3, File No. 33-80963).

              4.6 Registration Agreement dated December 6, 1995, among The Peak Technologies Group, Inc., Dytec, Inc., Gregory
                      R. Schmidt and Gregory P. Floyd. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on December 21, 1995, as amended).

             *4.7 Registration Agreement, dated as of April 3, 1996, by and among The Peak Technologies Group, Inc., Luc Pariente, Paul Antonio Merle, Cesar Zorrilla, Frederic Migliaccio and Frederic Bouvard.

             *4.8 Registration Agreement, dated as of April 4, 1996, by and among The Peak Technologies Group, Inc., Heinrich Merki, Willy Steiner and Mathias Waldesbuhl.

                 4.9 Warrant Number 1, dated as of July 20, 1993, by and between The Peak Technologies Group, Inc. and Prescott Arnold. (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3, File No. 33-84956).

                 4.10 Warrant Number 3, dated as of July 20, 1993, by and
                      between The Peak Technologies Group, Inc. and Raymond England. (filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3, File No. 33-84956).

                 4.11 Warrant Number 4, dated as of July 20, 1993, by and
                      between The Peak Technologies Group, Inc. and Michael Ross. (filed as Exhibit 4.7 to the Company's Registration Statement on Form S-3, File No. 33-84956).

                 4.12 Warrant Number 5, dated as of July 20, 1993, by and
                      between The Peak Technologies Group, Inc. and Stephen Fowler. (filed as Exhibit 4.8 to the Company's Registration Statement on Form S-3, File No. 33-84956).

                 4.13 Warrant Number 6, dated as of July 20, 1993, by and
                      between The Peak Technologies Group, Inc. and Michael Renaud. (filed as Exhibit 4.9 to the Company's Registration Statement on Form S-3, File No. 33-84956)

             *5.1     Opinion of Milbank, Tweed, Hadley & McCloy.

             *23.1    Consent of Ernst & Young LLP, independent auditors.

             *23.4 Consent of Milbank, Tweed, Hadley & McCloy (included in the opinion filed as Exhibit 5.1.)


                                         II-  3











             *24.1 Power of Attorney (Set forth on the signature page hereof).

       ___________
       * Filed herewith.


       Item 17.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective

                                         II-  4











                 amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.









































                                         II-  5











                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, The
       Peak Technologies Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 25, 1996.


                             THE PEAK TECHNOLOGIES GROUP, INC.



                             /s/ Nicholas R.H. Toms
                                 Nicholas R.H. Toms
                                 Chairman, President and Chief
                                 Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas R.H. Toms as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

         Signatures                    Title                    Date


       /s/ NICHOLAS R.H. TOMS       Chairman, President,    July 25, 1996
           NICHOLAS R.H. TOMS       Chief Executive
                                    Officer, Director


       /s/ JOHN R. COUTTS           Director                July 25, 1996
           JOHN R. COUTTS


       /s/ EDWARD A. STEVENS        Executive Vice          July 25, 1996
            EDWARD A. STEVENS       President, Chief
                                    Financial Officer
                                    (Principal Financial
                                    and Accounting Officer),
                                    Secretary, Director


       /s/ HERBERT W. MARACHE, JR.  Director                July 25, 1996
           HERBERT W. MARACHE, JR.






         6







       /s/ GREGORY N. THOMAS        Director                July 25, 1996
           GREGORY N. THOMAS




























































         7







                                    EXHIBIT INDEX

      Exhibit                                                           Page
      Number      Exhibit                                               Number


       2.1         Agreement and Plan of Merger dated July 20, 1993      *
                    among The Peak Technologies Group, Inc., Airbus Acquisition Corp., Concord Technologies, Inc.
                   and  the Shareholders named therein (filed as Exhibit
                    2.1 to the Company's Form 10-Q for the quarter ended September 30, 1993).

       2.2         Agreement and Plan of Merger dated July 12, 1994,     *
                    among Navy Acquisition Corp., Naco Data Systems,
                    Inc., Vision Data, Inc., Naco Electronics  Corporation,
                   Theodore Leonard and Suzane Lenhard  (filed as
                   Exhibit 2.1 to the Company's Form 10-Q for the quarter ended September 30, 1994)



       2.3         Stock Purchase Agreement dated as of October 25,      *
                    1994, by and among Jeffrey P. Thomas, The Small
                    Self Administered Pension Scheme known as the
                    Thomas Dependents Scheme, Fenchurch Nominees Ltd.
                    and The Peak Technologies Group, Inc. (filed as
                    Exhibit 2.2 to the Company's Form 10-K for the fiscal year ended December 31, 1994)


       2.4         Agreement and Plan of Merger dated as of January      *
                    6, 1995, among Tiger Acquisition Corp., The Peak
                    Technologies Group, Inc., Innovative Products
                   and  Peripherals Corporation, Peter Dignan, Brent
                    Felker, Calvin Fidler, Ralph Hubregsen, James
                    Lemmer, Timothy Martin, Marcia Rivedal, Steven
                    Sager, Stacey Strole, Dale Trimble, Dawn Ungerman, Tracy Van Vleet, Ray Villeneuve and Eric White.
                    (filed as Exhibit 2.1 to the Company's Current
                    Report on Form 8-K filed with the Commission on January 12, 1995).



      2.5          Stock Purchase Agreement dated as of September        *
                   25, 1995, by and among Ian Parker, Anders Lundgren and The Peak Technologies Group, Inc. (filed as Exhibit 2.5 to the Company's Registration Statement on Form S-3, File No. 33-80963)


       2.6         Agreement and Plan of Merger dated as of September    *
                   30, 1995, among Alpha II Acquisition Corp., The
                    Peak Technologies Group, Inc., AccuScan, Inc.,
                    Robert Travis Collins, David R. Wiedman, David
                   C.  Johnson, Eric G. Blumthal, Jeffrey Stuart Collins,
                    Anthony R. Thompson, Reggie P. Johnson, Alton
                   C.  Smith, III, Walter Max Fuqua, Jeffrey C. Osborne,
                    Jay A. Steinmetz and Timothy J. Derrickson.  (filed
                   as Exhibit 2.4 to the Company's  Registration Statement
                   on Form S-3, File No. 33- 80963)


       2.7         Asset Purchase Agreement dated as of October 20,      *
                    1995 by and among Dytec, Inc., Gregory R. Schmidt, Gregory P. Floyd, Port Acquisition Corp. and The
                    Peak Technologies Group, Inc. (filed as Exhibit
                    2.1 to the Company's Current Report on Form 8-K filed with the Commission on December 21, 1995, as  amended).


       4.1        Registration Agreement dated July 20, 1993, among      *
                  The Peak Technologies Group, Inc., Scott Arnold,
                  Donald Way, Raymond England,Michael Ross, Stephen
                  Fowler and Michael Renaud (filed as Exhibit 2.3 to the Company's Form 10-Q for the quarter ended
                  September 30, 1993).



       4.2         Registration Agreement dated as of October 25,        *
                    1994, among The Peak Technologies Group, Inc.,
                    Jeffrey P. Thomas, The Small Self Administered
                    Pension Scheme known as the Thomas Dependents
                    Scheme and Fenchurch Nominees Ltd. (filed as  Exhibit
                   4.3 to the Company's Form 10-K for the fiscal year ended December 31, 1994).


       4.3         Registration Rights Agreement dated January 6,        *
                    1995, among The Peak Technologies, Inc., Peter
                    Dignan, Brent Felker, Calvin Fidler, Ralph  Hubregsen,
                   James Lemmer, Timothy Martin, Marcia  Rivedal,
                   Steven Sager, Stacey Strole, Dale Trimble, Dawn Ungerman, Tracy Van Vleet, Ray Villeneuve and
                   Eric White. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on January 12, 1995).


       4.4         Registration Agreement dated September 30, 1995,      *
                    among The Peak Technologies, Inc., Robert Travis Collins, David R. Wiedman, David C. Johnson, Eric
                    G. Blumthal, Jeffrey Stuart Collins, Anthony R. Thompson, Reggie P. Johnson, Alton C. Smith, III, Walter Max Fuqua, Jeffrey C. Osborne, Jay A. Steinmetz
                   and Timothy J. Derrickson.  (filed as  Exhibit
                   4.4 to the Company's Registration  Statement on
                   Form S-3, File No. 33-80963).


       4.5         Registration Agreement dated as of October 16,        *
                    1995, among The Peak Technologies Group, Inc.,
                   Ian  Parker and Anders Lundgren.  (filed as Exhibit
                   4.5  to the Company's Registration Statement on
                   Form S- 3, File No. 33-80963).


       4.6         Registration Agreement dated December 6, 1995,        *
                    among The Peak Technologies Group, Inc., Dytec,
                    Inc., Gregory R. Schmidt and Gregory P. Floyd.
                    (filed as Exhibit 4.1 to the Company's Current
                    Report on Form 8-K filed with the Commission on December 21, 1995, as amended).



       4.7         Registration Agreement dated as of April 3, 1996,
                    among The Peak Technologies Group, Inc., Luc  Pariente
                   and Paul Antoine Merle, Cesar Zorrilla, Frederic Migliaccio and Frederic Bouvard.


       4.8         Registration Agreement dated as of April 4, 1996
                    by and among The Peak Technologies Group, Inc., Heinrich Merki, Willy Steiner and Mathias Waldesbuhl.


       4.9         Warrant Number 1, dated as of July 20, 1993, by       *
                    and between The Peak Technologies Group, Inc.
                   and Prescott Arnold. (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3,
                   File  No. 33-84956).


       4.10        Warrant Number 3, dated as of July 20, 1993, by       *
                    and between The Peak Technologies Group, Inc.
                   and Raymond England. (filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3,
                   File  No. 33-84956).


        4.11        Warrant Number 4, dated as of July 20, 1993, by       *
                    and between The Peak Technologies Group, Inc.
                   and  Michael Ross. (filed as Exhibit 4.7 to the
                    Company's Registration Statement on Form S-3,
                   File  No. 33-84956).


       4.12        Warrant Number 5, dated as of July 20, 1993, by       *
                    and between The Peak Technologies Group, Inc.
                   and  Stephen Fowler. (filed as Exhibit 4.8 to the
                    Company's Registration Statement on Form S-3,
                   File  No. 33-84956).


       4.13        Warrant Number 6, dated as of July 20, 1993, by       *
                    and between The Peak Technologies Group, Inc.
                   and  Michael Renaud. (filed as Exhibit 4.9 to the
                    Company's Registration Statement on Form S-3,
                   File  No. 33-84956).


       5.1         Opinion of Milbank, Tweed, Hadley & McCloy.


       23.1        Consent of Ernst & Young LLP, independent  auditors.



       23.4 Consent of Milbank, Tweed, Hadley & McCloy (included * in the opinion filed as Exhibit 5.1.)


       24.1        Power of Attorney (set forth on the signature page
                    hereof).








       ____________
       * Incorporated herein by reference

































                                         II-  8






       Exhibit
       Number
       ExhibitPage
       Number

                                     EXHIBIT 4.7

























































         9










                              REGISTRATION AGREEMENT


            REGISTRATION AGREEMENT dated as of April 3, 1996 among THE
      PEAK TECHNOLOGIES GROUP, INC., a Delaware corporation ("Parent"), and each of the individuals whose names appear on the signature page of this Agreement (collectively, the "Vendors").

                               W I T N E S S E T H:

            WHEREAS, Parent and the Vendors have entered into a Sale and Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which Parent has purchased from the Vendors all of the issued and outstanding share capital of Acquidata ("Acquidata");

            WHEREAS, pursuant to the Purchase Agreement and as partial consideration for the shares of Acquidata purchased thereunder, Parent has issued to the Vendors an aggregate of 172,727 shares of common stock, par value $.01 per share, of Parent (the "Registrable Stock");

            WHEREAS, as set forth in Clause 8(i) the Purchase Agreement, Parent has agreed to enter into an agreement to register the Registrable Stock in connection with the offering and sale of the Registrable Stock by the Vendors under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act");

            NOW, THEREFORE, in consideration of the respective covenants and conditions of the parties set forth herein and in the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            1.   Registration of Registrable Stock.

            (a) Filing of Registration Statement. Parent shall, as soon as practicable following the date hereof but in no event later than the date that is 120 days after the date hereof, prepare and file a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act covering the offering and sale of the Registrable Stock by the Vendors in "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in paragraphs (f) and
      (g) of Rule 144 under the Securities Act ("Brokers' Transactions").

            (b)  Effectiveness; Amendments.  Parent will use its





         1








      reasonable best efforts to cause to be declared as soon as possible after filing and, except as set forth below, to remain effective under the Securities Act, the Registration Statement and will prepare and file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement effective under the Securities Act. Parent will promptly notify the Vendors in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, (i) Parent shall not be required to keep the Registration Statement effective at any time after (A) all shares of Registrable Stock have been sold or are no longer outstanding, and (B) two years following the acquisition from Parent of the Registrable Stock and (ii) Parent shall not be obligated to keep the Registration Statement or the prospectus included therein (the "Prospectus") current during any period (A) of up to 90 days per calendar year if Parent's chief executive officer advises the Vendors that he has determined in good faith that valid business reasons make doing so inadvisable, or (B) when financial statements do not satisfy the requirements of the last sentence of paragraph (b) of Rule 3-12 of Regulation S-X (or any successor rule) to the extent, and only to the extent, that the SEC interprets such sentence as being applicable to the continued effectiveness of the Registration Statement.

            (c) Copies of Documents. During the period that Parent has agreed to use its reasonable best efforts to cause the Registration Statement to remain effective (the "Effectiveness Period"), Parent shall furnish to each Vendor such number of copies of the Registration Statement, the Prospectus and any amendments and supplements thereto and any documents incorporated by reference in the Registration Statement as the Vendor shall reasonably request.

            (d) Blue Sky Compliance. Parent shall register or qualify or cooperate with the Vendors in connection with the notification, coordination, registration or qualification (or obtain exemption from such registration or qualification) of the Registrable Stock under such other securities or blue sky laws of such jurisdictions in the United States as the Vendors reasonably shall request and do any and all other acts and things which may be reasonably necessary to enable the Vendors to consummate the disposition of the Registrable Stock by them under the Registration Statement in such jurisdictions during the Effectiveness Period; provided, however, that in no event shall Parent be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

            (e) Notification. During the Effectiveness Period, Parent shall notify the Vendors promptly, and confirm such notice in writing,
      (i) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the





         2








      initiation of any proceedings for that purpose, (iii) of the receipt by Parent of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the shares of Registrable Stock covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the happening of any event which makes any statement made in such Registration Statement or in the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) Supplements and Post-Effective Amendments. Subject to the provisions of clause (ii) of the second sentence of Section 1(b) above, during the Effectiveness Period, upon the occurrence of any event contemplated by clause (i) or (iv) of paragraph (e) above, Parent will prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


























         3








            (g) Listing. Parent shall cause all of its common shares covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by Parent are then listed.

            (h) Correspondence with the SEC. Parent shall, upon request from any Vendor, deliver promptly to such Vendor copies of all correspondence between the SEC and Parent, its counsel or auditors.

            (i) Stock Certificates. Parent will cooperate with the Vendors to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold under the Registration Statement, which certificates shall not have any restrictive legends.

            2. Obligations of Vendors. Following the filing of the Registration Statement and during any period that the Registration Statement is effective, each Vendor shall:

            (a) not effect any stabilization transactions or engage in any stabilization activity in connection with Parent common shares in contravention of Rule 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (b) furnish each broker through whom any Vendor offers Registrable Stock such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act;

            (c) report to Parent each month all sales, pledges and other dispositions of Registrable Stock made by the Vendor;

            (d) not (and shall not permit any Affiliated Purchaser (as defined in Rule 10b-6 under the Exchange Act) to) bid for or purchase for any account in which any Vendor has a beneficial interest, or attempt to induce any other person to purchase, any Parent common shares in contravention of Rule
      10b-6 under the Exchange Act;

            (e) not offer or agree to pay, directly or indirectly, to anyone any compensation for soliciting another to purchase, or for purchasing (other than for the Vendor's own account), any securities of Parent on a national securities exchange in contravention of Rule 10b-2 under the Exchange Act;

            (f) cooperate with Parent as Parent fulfills its obligations under Section 1(d) hereof;

            (g) furnish such information concerning the Vendor as Parent may from time to time reasonably request;






         4








            (h)  sell Registrable Stock only in Brokers' Transactions;

            (i) not sell under the Registration Statement during any period after Parent has provided notice to the Vendor pursuant to
      Section 1(e)(iv) above and until Parent provides to the Vendor notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading; and

            (j) not sell any Registrable Stock during any period beginning seven days before the anticipated effective date of any registration statement registering the sale of equity securities for Parent's account (as Parent advises) and ending 90 days thereafter without Parent's consent (provided that this restriction shall not apply with respect to more than one such registration statement during any calendar year).

            3. Expenses. Parent shall be responsible for the payment of (x) all registration and filing fees relating to registration of the offering by the Vendors of the Registrable Stock, including, without limitation, registration and filing fees (A) with respect to filings required to be made with the SEC or the NASD and (B) with respect to registrations and filings made under state securities or blue sky laws and (y) any expenses incurred by Parent in connection with the preparation of the Registration Statement and the Prospectus. The Vendors shall be responsible for the payment of fees and disbursements of counsel engaged by the Vendors in connection with the preparation of the Registration Statement and the Prospectus and fees paid to brokers in connection with the sale of any of the Registrable Stock.

            4.   Indemnification.

            (a) Indemnity by Parent. Parent shall (i) indemnify and hold harmless each Vendor against any losses, claims, damages or liabilities ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, as amended or supplemented if Parent has furnished any supplements or amendments thereto (if used during the period Parent is required to keep the Registration Statement and Prospectus current), or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Losses (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document, as amended or supplemented if Parent has furnished any supplements or amendments thereto (if used during the period Parent is required to keep the Registration Statement and Prospectus current) a material fact required to be stated therein or necessary to make the statements made therein (in





         5








      the case of a prospectus, in the light of the circumstances under which they were made), not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any Loss, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of Parent; provided, however, that Parent shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Parent by or on behalf of any Vendor on the Vendor's understanding that such information is being provided for use in the preparation of the Registration Document; and provided, further, that Parent shall not be liable to a particular indemnified party under the indemnity agreement in this Section 4(a) with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such indemnified party to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if Parent has previously furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has corrected the misstatement or omission at issue.

            (b) Indemnity by Vendors. Each Vendor shall, severally and not jointly, (i) indemnify and hold harmless Parent, any officer, director, employee or agent of Parent, and each other person, if any, who controls Parent within the meaning of Section 15 of the Securities





























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      Act against any Losses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of such Vendor; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Parent by such Vendor for use in the preparation thereof.

            (c) Procedure for Indemnification. Promptly after receipt by an indemnified party, under Section 4(a) or 4(b), of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 4. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party





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      shall have the right to assume or continue its own defense as set forth above. In no event shall the indemnifying party be responsible for more than one firm of counsel for all indemnified parties.

            (d) Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

            (e) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to the Vendors to enter into the Purchase Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            5.   Miscellaneous.

            (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the choice of law principles thereof.

            (b)  Entire Agreement; Amendment; Waiver.  This Agreement:
      (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof and is being entered into under terms of the Purchase Agreement, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect to the registration of the Registrable Stock, and (iii) may





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      not be amended or supplemented except by an instrument or counterparts thereof in writing signed by Parent and each of the Vendors. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

            (c) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

            (d) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

            (e) Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

                 if to Parent, to:




























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                      The Peak Technologies Group, Inc.
                      9200 Berger Road
                      Columbia,  Maryland 21046
                      Attn:  Edward A. Stevens
                      Telecopy:  410-312-7473

                      with a copy to:

                      Milbank, Tweed, Hadley & McCloy
                      1 Chase Manhattan Plaza
                      New York, New York  10005
                      Attn:  John T. O'Connor
                      Telecopy:  (212) 530-5219

                 if to the Vendors, to:

                           Mr. Luc Pariente
                      45/47 Chemin de la Fontaniere
                      69350 La Mulatlere
                      France

                      Mr. Paul Antoine Merle
                      11 Quai Augagneur
                      69003 Lyon
                      France

                      Mr. Cesar Zorilla
                      130 rue du Point du Jour
                      92200 Boulogne Billancourt
                           France

                      Mr. Frederic Migliaccio
                      92 rue de la Gare
                      69730 Genay
                      France

                      Mr. Frederic Bouvard
                      28 Cour Artistide Briand
                      69300 Caluire
                           France

                      with a copy to:

                      Coopers & Lybrand
                      CLC Guridique et Fiscal
                      177 Rue Garibaldi
                      69428 Lyon

                      France
                           Attn: Bernard Preuilh





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                           Telecopy: 011-331-786-3132


      or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section 5(e). Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 5(e).

            (f) Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.









































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            IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                THE PEAK TECHNOLOGIES GROUP, INC.



                                     By: /s/ Nichols R.H. Toms
                                       Name:  Nicholas R.H. Toms
                                       Title: Chairman and CEO



                                  VENDORS:


                                  /s/ Luc Pariente
                                  Luc Pariente



                                  /s/ Paul Antoine Merle
                                  Paul Antoine Merle



                                  /s/ Cesar Zorilla
                                  Cesar Zorilla



                                  /s/ Frederic Migliaccio
                                  Frederic Migliaccio



                                  /s/ Frederic Bouvard
                                  Frederic Bouvard
















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                                    EXHIBIT 4.8

























































     13








                              REGISTRATION AGREEMENT


              REGISTRATION AGREEMENT dated as of April 4, 1996 among THE PEAK TECHNOLOGIES GROUP, INC., a Delaware corporation ("Parent"), and each of the individuals whose names appear on the signature page of this Agreement (collectively, the "Vendors").

                               W I T N E S S E T H:

              WHEREAS, Parent and the Vendors have entered into a Sale and Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which Parent has purchased from the Vendors all of the issued and outstanding share capital of Barcode-BC Systeme ("Barcode");

              WHEREAS, pursuant to the Purchase Agreement and as partial consideration for the shares of Barcode purchased thereunder, Parent has issued to the Vendors an aggregate of 52,000 shares of common stock, par value $.01 per share, of Parent (the "Registrable Stock");

              WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Parent has agreed to enter into an agreement to register the Registrable Stock in connection with the offering and sale of the Registrable Stock by the Vendors under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act");

              NOW, THEREFORE, in consideration of the respective covenants and conditions of the parties set forth herein and in the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

              1.   Registration of Registrable Stock.

              (a) Filing of Registration Statement. Parent shall, as soon as Parent and Vendors may mutually agree but in no event later than September 30, 1996, prepare and file a registration statement on Form S-3 or another appropriate form (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act covering the offering and sale of the Registrable Stock by the Vendors in "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in paragraphs (f) and
      (g) of Rule 144 under the Securities Act ("Brokers' Transactions").

              (b) Effectiveness; Amendments. Parent will use its reasonable best efforts to cause to be declared as soon as possible after filing and, except as set forth below, to remain effective under the Securities Act, the Registration Statement and will prepare and

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      file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement effective under the Securities Act. Parent will promptly notify the Vendors in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, (i) Parent shall not be required to keep the Registration Statement effective at any time after (A) all shares of Registrable Stock have been sold or are no longer outstanding, and (B) two years following the acquisition from Parent of the Registrable Stock and (ii) Parent shall not be obligated to keep the Registration Statement or the prospectus included therein (the "Prospectus") current during any period (A) of up to 90 days per calendar year if Parent's chief executive officer advises the Vendors that he has determined in good faith that valid business reasons make doing so inadvisable, or (B) when financial statements do not satisfy the requirements of the last sentence of paragraph (b) of Rule 3-12 of Regulation S-X (or any successor rule) to the extent, and only to the extent, that the SEC interprets such sentence as being applicable to the continued effectiveness of the Registration Statement.

              (c) Copies of Documents. During the period that Parent has agreed to use its reasonable best efforts to cause the Registration Statement to remain effective (the "Effectiveness Period"), Parent shall furnish to each Vendor such number of copies of the Registration Statement, the Prospectus and any amendments and supplements thereto and any documents incorporated by reference in the Registration Statement as the Vendor shall reasonably request.

              (d) Blue Sky Compliance. Parent shall register or qualify or cooperate with the Vendors in connection with the notification, coordination, registration or qualification (or obtain exemption from such registration or qualification) of the Registrable Stock under such other securities or blue sky laws of such jurisdictions in the United States as the Vendors reasonably shall request and do any and all other acts and things which may be reasonably necessary to enable the Vendors to consummate the disposition of the Registrable Stock by them under the Registration Statement in such jurisdictions during the Effectiveness Period; provided, however, that in no event shall Parent be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

              (e) Notification. During the Effectiveness Period, Parent shall notify the Vendors promptly, and (if requested by any Vendor) confirm such notice in writing, (i) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Parent of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the shares of

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      Registrable Stock covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the happening of any event which makes any statement made in such Registration Statement or in the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (f) Supplements and Post-Effective Amendments. Subject to the provisions of clause (ii) of the second sentence of Section 1(b) above, during the Effectiveness Period, upon the occurrence of any event contemplated by clause (i) or (iv) of paragraph (e) above, Parent will prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (g) Listing. Parent shall cause all of its common shares covered by the Registration Statement to be listed on each securities

























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      exchange, if any, on which similar securities issued by Parent are then listed.

              (h) Correspondence with the SEC. Parent shall, upon request from any Vendor, deliver promptly to such Vendor copies of all correspondence between the SEC and Parent, its counsel or auditors.

              (i) Stock Certificates. Parent will cooperate with the Vendors to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold under the Registration Statement, which certificates shall not have any restrictive legends.

              2. Obligations of Vendors. Following the filing of the Registration Statement and during any period that the Registration Statement is effective, each Vendor shall:

              (a) not effect any stabilization transactions or engage in any stabilization activity in connection with Parent common shares in contravention of Rule 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

              (b) furnish each broker through whom any Vendor offers Registrable Stock such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act;

              (c) report to Parent each month all sales, pledges and other dispositions of Registrable Stock made by the Vendor;

              (d) not (and shall not permit any Affiliated Purchaser (as defined in Rule 10b-6 under the Exchange Act) to) bid for or purchase for any account in which any Vendor has a beneficial interest, or attempt to induce any other person to purchase, any Parent common shares in contravention of Rule
      10b-6 under the Exchange Act;

              (e) not offer or agree to pay, directly or indirectly, to anyone any compensation for soliciting another to purchase, or for purchasing (other than for the Vendor's own account), any securities of Parent on a national securities exchange in contravention of Rule 10b-2 under the Exchange Act;

              (f) cooperate with Parent as Parent fulfills its obligations under Section 1(d) hereof;

              (g) furnish such information concerning the Vendor as Parent may from time to time reasonably request;

              (h)  sell Registrable Stock only in Brokers' Transactions;

              (i)  not sell under the Registration Statement during any

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      period after Parent has provided notice to the Vendor pursuant to
      Section 1(e)(iv) above and until Parent provides to the Vendor notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading; and

              (j) not sell any Registrable Stock during any period beginning seven days before the anticipated effective date of any registration statement registering the sale of equity securities for Parent's account (as Parent advises) and ending 90 days thereafter without Parent's consent (provided that this restriction shall not apply with respect to more than one such registration statement during any calendar year).

              3. Expenses. Parent shall be responsible for the payment of (x) all registration and filing fees relating to registration of the offering by the Vendors of the Registrable Stock, including, without limitation, registration and filing fees (A) with respect to filings required to be made with the SEC or the NASD and (B) with respect to registrations and filings made under state securities or blue sky laws and (y) any expenses incurred by Parent in connection with the preparation of the Registration Statement and the Prospectus. The Vendors shall be responsible for the payment of fees and disbursements of counsel to the Vendors in connection with the preparation of the Registration Statement and the Prospectus and fees paid to brokers in connection with the sale of any of the Registrable Stock.

              4.   Indemnification.

              (a) Indemnity by Parent. Parent shall (i) indemnify and hold harmless each Vendor against any losses, claims, damages or liabilities ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, as amended or supplemented if Parent has furnished any supplements or amendments thereto (if used during the period Parent is required to keep the Registration Statement and Prospectus current), or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Losses (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document, as amended or supplemented if Parent has furnished any supplements or amendments thereto (if used during the period Parent is required to keep the Registration Statement and Prospectus current) a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any Loss,

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      including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of Parent; provided, however, that Parent shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Parent by or on behalf of any Vendor for use in the preparation of the Registration Document; and provided, further, that Parent shall not be liable to a particular indemnified party under the indemnity agreement in this
      Section 4(a) with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such indemnified party to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if Parent has previously furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has corrected the misstatement or omission at issue.

              (b) Indemnity by Vendors. Each Vendor shall, severally and not jointly, (i) indemnify and hold harmless Parent, any officer, director, employee or agent of Parent, and each other person, if any, who controls Parent within the meaning of Section 15 of the Securities Act against any Losses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Losses
(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of such Vendor; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Parent by such Vendor for use in the preparation thereof.

              (c) Procedure for Indemnification. Promptly after receipt by an indemnified party, under Section 4(a) or 4(b), of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any

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      liability which it may have to any indemnified party otherwise than under this Section 4. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above. In no event shall the indemnifying party be responsible for more than one firm of counsel for all indemnified parties.

              (d) Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

              (e) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such

















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      proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to the Vendors to enter into the Purchase Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              5.   Vendor's Put Rights.

              Parent shall, upon 10 days prior written notice from a Vendor (a "Put Notice"), which Put Notice must be given within 30 days of the applicable Put Date (as defined below), repurchase shares of Registrable Stock from such Vendor on the date specified in the Put Notice for $24 per share of Registrable Stock to be so repurchased. The Put Notice shall specify the number of shares of Registrable Stock (which shall not be less than 5,000 shares) to be repurchased by Parent thereunder. Notwithstanding the foregoing, Parent shall not be obligated to repurchase any shares of Registrable Stock under this
      Section 5 if the Put Notice is not delivered to Parent within 30 days following the Put Date. "Put Date" shall mean (a) April 4, 1997, unless the Registration Statement has been declared effective by the SEC on or before such date, or (b) the first anniversary date of the effective date of the Registration Statement, if the common stock of Parent has not traded at or above $24 per share (based upon the closing price per share as quoted in the Wall Street Journal) for a period of any 30 consecutive trading days during the period from the effective date of the Registration Statement to the first anniversary of the effective date of the Registration Statement.

              6.   Miscellaneous.

              (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the choice of law principles thereof.


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              (b)  Entire Agreement; Amendment; Waiver.  This Agreement:
      (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by Parent and each of the Vendors. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

               (c) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

              (d) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

              (e) Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

                   if to Parent, to:

                        The Peak Technologies Group, Inc.
                        9200 Berger Road
                        Columbia,  Maryland 21046
                        Attn:  Edward A. Stevens
                        Telecopy:  410-312-7473

                        with a copy to:

                        Milbank, Tweed, Hadley & McCloy
                        1 Chase Manhattan Plaza
                        New York, New York  10005
                        Attn:  John T. O'Connor
                        Telecopy:  (212) 530-5219


                   if to the Vendors, to:

                           Heinrich G. Merki
                           Dorfstrasse 44,

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                           8306 Bruttisellen
                           Switzerland
                           Willy Steiner
                           Untere Banhofstrasse 2,
                           8340 Hinwil
                        Switzerland

                           Mathias Waldesbuhl
                           Rebhaldenstrasse 39,
                           8173 Riedt
                        Switzerland

                        with a copy to:

                        Baker & McKenzie
                           Zllikerstrasse 225
                           Postfach 57
                           8034 Zurich
                           Switzerland
                           Attn:  Dr. Urs Schenker
                           Telecopy: 011-41-1-384-1284


      or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section




























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      6(e).  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section
      6(e).

              (f) Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.











































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              IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                  THE PEAK TECHNOLOGIES GROUP, INC.



                                     By: /s/ Nicholas R.H. Toms
                                       Name:  Nicholas R.H. Toms
                                       Title: Chairman and CEO



                                  VENDORS:


                                  /s/ Heinrich G. Merki
                                  Heinrich G. Merki



                                  /s/ Willy Steiner
                                  Willy Steiner



                                  /s/ Mathias Waldesbuhl
                                  Mathias Waldesbuhl























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                                    EXHIBIT 5.1

























































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                                           EXHIBIT 5.1
                                       July 25, 1996





      The Peak Technologies Group, Inc.
      600 Madison Avenue
      New York, NY  10022

                   Re:  The Peak Technologies Group, Inc.
                        Registration Statement on Form S-3
                        Filed on July 26, 1996

      Ladies and Gentlemen:

              We have acted as counsel to The Peak Technologies Group, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing of the Corporation's Registration Statement on Form S-3 (the "Registration Statement") filed on July 26, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the offer for sale of up to 224,727 shares
 (the "Shares") of the Corporation's Common Stock, $.01 par value
(the "Common Stock") by the Selling Stockholders named in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and representatives of the Corporation and other documents as we have deemed necessary or advisable for the opinion hereinafter expressed.

Based upon the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that the Shares issued to the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

The foregoing opinion is limited to matters involving the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                       Very truly yours,




      JTO/TMD





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                                   EXHIBIT 23.1

























































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                                                                 Exhibit 23.1



              We consent to the incorporation by reference of our reports dated February 19, 1996, in the Registration Statement (Form S-3) dated July 26, 1996 and related Prospectus of The Peak Technologies Group, Inc. for the registration of 224,727 shares of its common stock, with respect to the consolidated financial statements and schedule of The Peak Technologies Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP



      MetroPark, New Jersey

      July 22, 1996



































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